EXHIBIT (a)(2)

                  SAMPLE LETTER ACCOMPANYING TRANSMITTAL LETTER

Dear Optionholder:

The Board of Directors of Lund International Holdings, Inc. (the "Company") has determined that officers and employees of the Company currently holding stock options at prices in excess of $4.00 may, at their discretion, choose to cancel all or part of these stock option grants. A summary of your stock option grants, which you may choose to cancel in whole or in part, if at all, is part of the Letter of Transmittal attached for your review and completion. On the Letter of Transmittal are blanks you must complete and sign, whether or not you choose to cancel any stock options. Please carefully review the Offer to Cancel and the Letter of Transmittal (including the documents incorporated by reference), consult with your personal advisor, fill in the chart attached as Exhibit A, sign it and return it to Tim Yungers at 911 Lund Boulevard, Anoka, Minnesota, 55303 by June 12, 2001 5:00 p.m. Central Daylight Time even if you decide not to cancel any stock options.

The Board has recognized that stock options, granted at prices considerably above the recent stock market price for the Company's common stock, provide limited opportunity for incentives under the Company's stock option plan.

Notwithstanding this offer to you to cancel your stock options, the Board remains committed to the Company's past practice of regularly providing incentive opportunity to officers and key employees through the grant of stock options. This is consistent with the Company's compensation philosophy of providing competitive base salaries, benefit plans, annual Results Sharing Plans and stock option grants.

The Compensation Committee and the Board, at their discretion, may consider granting new stock options no sooner than two hundred (200) days after June 12, 2001 (or such later date if extended). Any potential grant of stock options at such time will be based upon your personal performance and in accordance with the terms of the Company's Incentive Stock Option Plans. Please call Timothy Yungers at (763) 576-4205 or Carole Grossman at (763) 576-4292 if you have any questions.

Sincerely,

/s/ Dennis W. Vollmershausen

Dennis W. Vollmershausen
President and CEO

                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                    HAVING AN EXERCISE PRICE OF $4.00 OR MORE
                                       OF
                        LUND INTERNATIONAL HOLDINGS, INC.
                         PURSUANT TO THE OFFER TO CANCEL
                                DATED MAY 4, 2001
      ---------------------------------------------------------------------
        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., CENTRAL
         DAYLIGHT TIME, ON JUNE 12, 2001, UNLESS THE OFFER IS EXTENDED.
      ---------------------------------------------------------------------


REFER TO EXHIBIT A HERETO FOR A SUMMARY CHART OF YOUR EXISTING OPTIONS. YOU MUST USE SUCH CHART TO INDICATE WHICH, IF ANY, OPTIONS YOU ARE TENDERING TO LUND TO CANCEL.


CHOICE 1 - COMPLETE THIS SECTION IF YOU WILL TENDER OPTIONS:

The undersigned hereby tenders to Lund International Holdings, Inc. ("Lund"), those certain options, as indicated on Exhibit A, to purchase shares of common stock of Lund having an exercise price of more than $4.00 per share, pursuant to Lund's offer to cancel such options upon the terms and subject to the conditions set forth in the Offer to Cancel, receipt of which is hereby acknowledged, and in this letter of transmittal, which together constitute the "offer."

Subject to, and effective upon, acceptance for cancellation of and cancellation of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, Lund all right, title and interest in and to all the options that are being tendered hereby and orders the cancellation of all such options.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for cancellation by Lund, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents, including the option agreement, deemed by Lund to be necessary or desirable to complete the cancellation of the options tendered hereby.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the offer, this tender is irrevocable.

The undersigned understands that all options properly tendered prior to the expiration date and not properly withdrawn will be canceled, upon the terms and subject to the conditions of the offer.

The undersigned recognizes that, under certain circumstances set forth in the offer to cancel, Lund may terminate or amend the offer or may postpone the acceptance for cancellation of options tendered. In any such event, the undersigned understands that the options delivered herewith but not accepted for cancellation will be returned to the undersigned at the address indicated below.

The undersigned has read, understands, and agrees to all of the terms of the offer and has had the chance to consult with an advisor of the undersigned's own choosing.


------------------------------------------------------------
Name                                 Date

------------------------------------------------------------
Street Address

------------------------------------------------------------
City, State, Zip Code


------------------------------------------------------------
Witness                              Date

OR

CHOICE 2: COMPLETE THIS SECTION IF YOU WILL NOT TENDER OPTIONS:

The undersigned has carefully reviewed the Offer to Cancel and this Letter of Transmittal, has had the chance to consult with an adviser of the undersigned's own choosing and has voluntarily decided to cancel ZERO of the undersigned's Incentive Stock Options previously granted by Lund International Holdings, Inc. The undersigned has placed a ZERO in the canceled columns to indicate the intent not to cancel any of the stock options.


------------------------------------------------------------
Name                                 Date


------------------------------------------------------------
Witness                              Date


THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL
SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED

                                    EXHIBIT A


[NAME]:


In this chart, we have set forth those options eligible to be canceled in this offer. Whether or not you decide to tender your options, you should complete Columns 7, 8 and 9 in this chart:

------------- ----------- ----------- ---------- ----------- --------------------- ------------ ------------------ -----------------
     1            2           3           4          5                6                 7               8                 9
------------- ----------- ----------- ---------- ----------- --------------------- ------------ ------------------ -----------------
Stock         Date of     Price of    Expiration Number of   Number of             Number of    Number of          Number of
Option        Stock       the Stock   Date of    Vested      Non-Vested Stock      Vested       Non-Vested Stock   Canceled Stock
Grants        Option      Option      Stock      Stock       Options and Vesting   Stock        Options to be      Options (sum of
              Grant       Grant       Options    Options     Schedule              Options to   Canceled           Columns 7 and 8)
                                                                                   be Canceled
                                                                                                                   **See below.

------------- ----------- ----------- ---------- ----------- --------------------- ------------ ------------------ -----------------
                                                             a.
                                                             b.
                                                             c.
                                                             d.

------------- ----------- ----------- ---------- ----------- --------------------- ------------ ------------------ -----------------


------------- ----------- ----------- ---------- ----------- --------------------- ------------ ------------------ -----------------
                                                                                                TOTAL
------------- ----------- ----------- ---------- ----------- --------------------- ------------ ------------------ -----------------

* * We will accept partial tenders (less than all of your options). For example, if you have 200 vested and 300 non-vested options, you may choose to tender 50 vested and 200 non-vested options for cancellation. If the total of this column is 1 or more, complete Choice 1 on the preceding pages. If the total of this column is 0, complete Choice 2.

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. DELIVERY OF LETTER OF TRANSMITTAL AND OPTIONS. This letter of transmittal is to be used if the option agreements evidencing options to be tendered are to be sent to Lund in the enclosed envelope. Option agreements evidencing options to be tendered, as well as a properly completed and duly executed letter of transmittal (or facsimile thereof) and any other documents required by this letter of transmittal, must be received by Lund at our address set forth on the front cover of this offer to cancel on or prior to 5:00 p.m. Central Daylight Time, on the expiration date (as defined in the Offer to Cancel).

THE METHOD OF DELIVERY OF OPTIONS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING OPTIONHOLDER. IF THE OPTION AGREEMENTS EVIDENCING OPTIONS TO BE TENDERED ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

         Tenders of options made pursuant to the offer may be withdrawn at any time prior to the expiration date of June 12, 2001 or, if this offer is extended, to such later date. Thereafter, such tenders are irrevocable. If we extend the period of time during which the offer is open, we are delayed in accepting for cancellation or we are unable to accept for cancellation pursuant to the offer for any reason, then, without prejudice to our rights under the offer, we may retain all options tendered, and such options may not be withdrawn except as otherwise provided in Section 3 of the Offer to Cancel, subject to Rule 13e-4(f)(5) under the Exchange Act, which provides that Lund, as the issuer making the tender offer, shall return the tendered securities promptly after the termination or withdrawal of the tender offer. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by Lund at its address set forth on the front cover of the Offer to Cancel and must specify the name of the person who tendered the options to be withdrawn and the number of options to be withdrawn. Withdrawals may not be rescinded, and options withdrawn will thereafter be deemed not validly tendered for purposes of the offer. However, withdrawn options may be retendered by again following one of the procedures described in Section 2 of the Offer to Cancel at any time prior to the expiration date.

         No alternative or contingent tenders will be accepted. By executing this letter of transmittal (or a facsimile thereof), the tendering optionholder waives any right to receive any notice of the acceptance for cancellation of the options. Partial tenders will be accepted.

2. INADEQUATE SPACE. If the space provided in the option chart in this letter of transmittal is inadequate, the information requested by the option chart regarding which options are to be tendered should be provided on a separate schedule attached hereto.

3. SIGNATURES ON THIS LETTER OF TRANSMITTAL. If this letter of transmittal is signed by the registered holder(s) of the options, the signature(s) must correspond with the name(s) as written on the face of the option agreement(s) without alteration, enlargement or any change whatsoever.

         If any of the options to be tendered are held of record by two or more persons, all such persons must sign this letter of transmittal. If any of the options tendered are registered in different names, are subject to different option agreements evidencing the options, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations or option agreements. Additional transmittal letters have been included in this mailing for that purpose.

         If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.

4. SPECIAL DELIVERY INSTRUCTIONS. If options accepted for cancellation are to be made in the name of, and/or any options not tendered or not cancelled are to be returned to, a person other than the person(s) signing this letter of transmittal and/or any option agreements evidencing options not accepted for cancellation are to be mailed to someone other than the person(s) signing this letter of transmittal or to an address other than that shown above in the box captioned "Description of Options Tendered," then the boxes captioned "Special Delivery Instructions" on this letter of transmittal must be completed.

5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Cancel or this letter of transmittal may be directed to Timothy Yungers, our vice President of Human Resources, or Carole Grossman, our Corporate Counsel, at the address and telephone number given on the front cover of the Offer to Cancel. Copies will be furnished promptly at our expense.

6. IRREGULARITIES. All questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of options will be determined by us, in our sole discretion, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options that we determine are not in proper form or the acceptance for cancellation of or cancellation of options that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions to the offer or any defect or irregularity in any tender of options and our interpretation of the terms and conditions of the offer (including these instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither we nor any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall we or any other person incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

7. LOST, STOLEN, DESTROYED OR MUTILATED OPTION AGREEMENTS EVIDENCING OPTIONS. If option agreements evidencing options to be tendered have been lost, stolen, destroyed or mutilated, you must complete the box captioned "Description of Options Tendered" on the letter of transmittal, indicating the number of options subject to the lost, stolen, destroyed or mutilated option agreement(s). You must then contact us to ascertain the steps that must be taken in order to replace the option agreements evidencing options. In order to avoid delay, you should contact us.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY LUND, ON OR PRIOR TO 5:00 P.M., CENTRAL DAYLIGHT TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO CANCEL).